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                                                                    Exhibit 21.1
                          Subsidiaries of Mediacom LLC
                          ----------------------------


                                 State of
                              Incorporation or    Names under which
       Subsidiary              Organization       subsidiary does business
      ----------               ------------       ------------------------

Mediacom Arizona LLC              Delaware       Medicom Arizona Cable Network
                                                 LLC
Mediacom California LLC           Delaware       Mediacom California LLC
Mediacom Capital Corporation      New York       Mediacom Capital Corporation
Mediacom Delaware LLC             Delaware       Mediacom Delaware LLC
                                                 Maryland Mediacom Delaware
                                                 LLC
Mediacom Illinois LLC             Delaware       Mediacom Illinois LLC
Medicaom Indiana LLC              Delaware       Mediacom Indiana LLC
Medicaom Minnesota LLC            Delaware       Medicaom Minnesota LLC
Medicacom Southeast LLC           Delaware       Medicacom Southeast LLC
Mediacom Wisconsin LLC            Delaware       Mediacom Wisconsin LLC
Zylstra Communications           Minnesota       Zylstra Communications
Corporation                                      Corporation
Illini Cable Holding, Inc.        Illinois       Illini Cable Holding, Inc.
Illini Cablevision of             Illinois       Illini Cablevision of
Illinois, Inc.                                   Illinois, Inc.